UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 18, 2022

QCR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22208	42-1397595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3551 Seventh Street, Moline, Illinois 61265
(Address of Principal Executive Offices) (Zip Code)

(309) 736-3584

(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	QCRH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

2032 Subordinated Notes

On August 18, 2022, QCR Holdings, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “2032 Purchase Agreement”) with certain institutional accredited investors and qualified institutional buyers (the “2032 Purchasers”) pursuant to which the Company sold and issued $45 million in aggregate principal amount of its Fixed-to-Floating Rate Subordinated Notes due 2032 (the “2032 Notes”). The 2032 Notes were issued by the Company to the 2032 Purchasers at a price equal to 100% of their face amount. The Company intends to use the net proceeds it received from the sale of the 2032 Notes for general corporate purposes, which may include, but are not limited to, repurchasing shares of common stock. The 2032 Purchase Agreement contains certain customary representations, warranties and covenants made by the Company and the 2032 Purchasers.

The 2032 Notes have a stated maturity of September 1, 2032, and are redeemable, in whole or in part, on or after September 1, 2027, and at any time upon the occurrences of certain events. The 2032 Notes will bear interest at a fixed rate of 5.50% per year, from and including August 18, 2022 to, but excluding, September 1, 2027. From and including September 1, 2027 to, but excluding the maturity date or early redemption date, the interest rate will reset quarterly at a variable rate equal to the then current three-month term secured overnight financing rate (“SOFR”), plus 279 basis points. As provided in the 2032 Notes, the interest rate on the 2032 Notes during the applicable floating rate period may be determined based on a rate other than three-month term SOFR.

The 2032 Notes were offered and sold by the Company in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. On August 18, 2022, in connection with the sale and issuance of the 2032 Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the 2032 Purchasers. Under the terms of the Registration Rights Agreement, the Company has agreed to take certain actions to provide for the exchange of the 2032 Notes for subordinated notes that are registered under the Securities Act and have substantially the same terms as the 2032 Notes (the “Exchange Offer”). Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, it would be required to pay additional interest to the holders of the 2032 Notes.

The 2032 Notes were issued under an indenture, dated February 12, 2019 (the “Base Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the second supplemental indenture, dated as of August 18, 2022, by and between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The 2032 Notes are not subject to any sinking fund and are not convertible into or exchangeable, other than pursuant to the Exchange Offer, for any other securities or assets of the Company or any of its subsidiaries. The 2032 Notes are not subject to redemption at the option of the holder. Prior to September 1, 2027, the Company may redeem the 2032 Notes, in whole but not in part, only under certain limited circumstances set forth in the Indenture. On or after September 1, 2027, the Company may redeem the 2032 Notes, in whole or in part, at its option, on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the 2032 Notes being redeemed, together with any accrued and unpaid interest on the 2032 Notes being redeemed to but excluding the date of redemption.

Principal and interest on the 2032 Notes are subject to acceleration only in limited circumstances in the case of certain bankruptcy and insolvency-related events with respect to the Company. The 2032 Notes are unsecured, subordinated obligations of the Company, are not obligations of, and are not guaranteed by, any subsidiary of the Company, and rank junior in right of payment to the Company’s current and future senior indebtedness. The 2032 Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The form of the 2032 Purchase Agreement, the form of the Registration Rights Agreements, the Base Indenture, the Supplemental Indenture and the form of the 2032 Notes are attached as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K (the “Report”) and are incorporated herein by reference. The foregoing descriptions of the 2032 Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes are summaries and are qualified in their entirety by reference to the full text of such documents.

2037 Subordinated Notes

Additionally, on August 18, 2022, the Company entered into Subordinated Note Purchase Agreements (the “2037 Purchase Agreements”) with certain qualified institutional buyers (collectively, the “2037 Purchasers”), pursuant to which the Company sold and issued $55 million in aggregate principal amount of its Fixed-to-Floating Rate Subordinated Notes due 2037 (the “2037 Notes”). The 2037 Notes were issued by the Company to the 2037 Purchasers at a price equal to 100% of their face amount. The Company intends to use the net proceeds it received from the sale of the 2037 Notes for general corporate purposes, which may include, but are not limited to, repurchasing shares of common stock. The 2037 Purchase Agreements contain certain customary representations, warranties and covenants made by the Company and the 2037 Purchasers.

The 2037 Notes have a stated maturity of September 1, 2037, are redeemable by the Company at its option, in whole or in part, on or after September 1, 2032, and at any time upon the occurrences of certain events. The 2037 Notes will bear interest at a fixed rate of 5.95% per year, from and including August 18, 2022 to, but excluding, September 1, 2032 or earlier redemption date. From and including September 1, 2032 to, but excluding the maturity date or earlier redemption date, the interest rate will reset quarterly at a variable rate, which is expected to be the then current three-month term SOFR, plus 300 basis points. As provided in the 2037 Notes, the interest rate on the 2037 Notes during the applicable floating rate period may be determined based on a rate other than three-month term SOFR.

The 2037 Notes were offered and sold by the Company in a private placement transaction in reliance upon exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. The 2037 Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The 2037 Notes are not subject to redemption at the option of the 2037 Purchasers. Prior to September 1, 2032, the Company may redeem the 2037 Notes, in whole but not in part, only under certain limited circumstances set forth in the 2037 Notes. On or after September 1, 2032, the Company may redeem the 2037 Notes, in whole or in part, at its option, on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the 2037 Notes being redeemed, together with any accrued and unpaid interest on the 2037 Notes being redeemed to but excluding the date of redemption.

Principal and interest on the 2037 Notes are subject to acceleration only in limited circumstances in the case of certain bankruptcy and insolvency-related events with respect to the Company. The 2037 Notes are unsecured, subordinated obligations of the Company, are not obligations of, and are not guaranteed by, any subsidiary of the Company, and rank junior in right of payment to the Company’s current and future senior indebtedness. The 2037 Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The form of the 2037 Purchase Agreements and the form of the 2037 Notes are attached as Exhibits 10.3 and 4.4, respectively, to this Report and are incorporated herein by reference. The foregoing descriptions of the 2037 Purchase Agreements and the 2037 Notes are summaries and are qualified in their entirety by reference to the full text of such documents.

Cautionary Note Regarding Forward-Looking Statements

This Report includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including but not limited to statements about the anticipated use of net proceeds from the offering, the Exchange Offer and other matters. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this Report are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this Report. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “believe,” “expect,” “anticipate,” “bode,” “predict,” “suggest,” “project,” “appear,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or “likely” or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this Report include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this Report, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On August 18, 2022, the Company issued a press release announcing the completion of the offerings of the 2032 Notes and the 2037 Notes, a copy of which is furnished herewith as Exhibit 99.1.

In connection with the offering of the 2032 Notes, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished herewith as Exhibit 99.2.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated February 12, 2019, by and between QCR Holdings, Inc. and Wilmington Trust National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on February 12, 2019).
4.2	Second Supplemental Indenture, dated August 18, 2022, by and between QCR Holdings, Inc. and Wilmington Trust National Association, as trustee.
4.3	Form of Fixed-to-Floating Rate Subordinated Note due 2032 (included as Exhibit A and Exhibit B to the Second Supplemental Indenture filed as Exhibit 4.2 hereto).
4.4	Form of Fixed-to-Floating Rate Subordinated Note due 2037 (included as Exhibit A to the Subordinated Note Purchase Agreement filed as Exhibit 10.3 hereto).
10.1	Form of Subordinated Note Purchase Agreement, dated August 18, 2022, by and among QCR Holdings, Inc. and the 2032 Purchasers.
10.2	Form of Registration Rights Agreement, dated August 18, 2022, by and among QCR Holdings, Inc. and the 2032 Purchasers.
10.3	Form of Subordinated Note Purchase Agreement, dated August 18, 2022, by and between QCR Holdings, Inc. and each of the 2037 Purchasers.
99.1	Press Release of QCR Holdings, Inc., dated August 18, 2022.
99.2	Investor Presentation of QCR Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2022	QCR Holdings, Inc.

	By:	/s/ Todd A. Gipple
	Name:	Todd A. Gipple
	Title:	President, Chief Operating Officer and Chief Financial Officer

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